Exhibit 3.1

Amendment to By-Laws of Cabot Corporation
Adopted September 11, 2009

Section 2.12 was amended to read as follows:

“2.12. Advance Notice of Stockholder Proposals and Nominations. Unless otherwise determined by the board of directors prior to a meeting of the stockholders, the officer presiding at such meeting, determined in accordance with these by-laws, shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of such meeting, including, without limitation, to impose restrictions on the persons (other than stockholders of the corporation or their duly appointed proxies) who may attend such meeting, to regulate and restrict the making of statements or asking of questions at such meeting and to cause the removal from such meeting of any person who has disrupted or appears likely to disrupt the proceedings at such meeting.

At a meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before any meeting of the stockholders, nominations of directors and the proposals of other business to be conducted must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors, or (c) properly brought before the meeting by a stockholder who is a stockholder of record at the time of the giving by such stockholder of the notice provided for in this Section 2.12 below, who shall be entitled to vote for such matters at the meeting and who complies with the requirements of this Section 2.12 with respect to any business sought to be brought before the meeting or the nomination of directors. Clause (c) of this paragraph shall be the exclusive means for a stockholder to make nominations or propose other business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before a meeting of the stockholders. In addition, unless the board of directors has determined that directors will be elected at a special meeting of the stockholders, no stockholder may nominate directors for election at any special meeting of the stockholders.

In addition to any other applicable requirements, in order for any proposal or nomination to be properly brought before the meeting by a stockholder (other than a stockholder proposal included in the corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act) the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, (a) with respect to an annual meeting of the stockholders held pursuant to Section 2.1 of these by-laws, a stockholder’s notice must be received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders ; provided, however, in the event that the annual meeting of stockholders is called for a date (including any change in a date designated by the board of directors pursuant to Section 2.1) more than 60 days prior to such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which public disclosure of the date of such meeting was made, and (b) with respect to a special meeting of the stockholders held pursuant to Section 2.2 of these by-laws, a stockholder’s notice must be received at the principal executive offices of the corporation by the close of business on the 10th day following the day on which public disclosure of the date of such meeting was made. In no event shall any adjournment or postponement of an annual or special meeting of the stockholders or the announcement thereof commence a new time period for the delivery of such notice by a stockholder.

A stockholder’s notice to the secretary shall set forth as to each proposal or nomination the stockholder proposes to bring before the meeting (a) the name and address of the stockholder making such proposal, (b) the class and number of shares of capital stock of the corporation directly or indirectly held of record, owned beneficially and represented by proxy by such stockholder as of the date of such notice by the stockholder, (c) any “derivative security” (as that term is defined in Rule 16a-1(c) under the Exchange Act) directly or indirectly owned beneficially by the stockholder and any other “pecuniary interest” or “indirect pecuniary interest” (as those terms are defined in Rule 16a-1(a)(2) under the Exchange Act) in the shares of capital stock of the corporation, and (d) all other information that would be required to be included in a proxy statement required to be filed with the Securities and Exchange Commission if, with respect to any such proposal or nomination, such stockholder were a participant in a solicitation subject to Regulation 14A under the Exchange Act (the “Proxy Rules”).

In addition, if the notice involves a proposal for business, a stockholder’s notice to the secretary shall set forth as to each proposal a brief description of the proposal desired to be brought before the meeting, the reasons for making such proposal at the meeting and any material interest that the stockholder has in the proposal. If the notice involves the nomination of a director, a stockholder’s notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address or residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation, if any, which are beneficially owned by the person, (iv) any other information relating to the nominee as would be required to be included in a proxy statement or other filings required to be filed pursuant to the Proxy Rules (including without limitation the written consent of the nominee to being named in the proxy statement as a nominee and to serve as a director if elected) and (v) a statement signed by the person confirming that, if elected, he or she will comply with the corporation’s Global Ethics and Compliance Standards, Policy on Transactions in Securities, Corporate Governance Guidelines and any other applicable rule, regulation, policy or standard of conduct applicable to the directors; and (b) as to the stockholder giving the notice, (i) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice and (ii) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three years, and any other material relationship, if any, between or concerning the stockholder and its respective affiliates or associates, or others with whom they are acting in concert, on the one hand, and each person nominated by the stockholder, and his or her respective affiliates, associates and others with whom any of them are acting in concert on the other hand. In addition, any person nominated by the stockholder shall complete a questionnaire, in a form available from the corporation upon the request of the stockholder, and such completed questionnaire shall be submitted with the stockholder notice contemplated by this Section 2.12.

If the stockholder holds its shares by or through a nominee, the information required to be provided in a notice of the stockholder contemplated by this Section 2.12 shall be provided about the person who has the power to direct the voting and disposition of the shares of capital stock of the corporation and who has a pecuniary interest in such shares in lieu of the stockholder.

Notwithstanding anything in the by-laws to the contrary, no business pertaining to this Section 2.12 shall be conducted at any meeting except in accordance with the procedures set forth in this Section 2.12. The officer presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that any proposal or nomination, as the case may be, was not properly brought before the meeting in accordance with the provisions of this Section 2.12 and, if the presiding officer should so determine, any proposal not properly brought before the meeting shall not be discussed or voted on and any defective nomination shall be disregarded.